Exhibit 4(4)

May 14, 2020

Ministry of Finance

Government of Israel

1 Kaplan Street

Hakirya, Jerusalem 91008

Israel

Re:	Registration Statement of the State of Israel on Schedule B

Ladies and Gentlemen:

We have acted as special United States counsel for the Government of Israel (“Israel”) in connection with the preparation of the registration statement under Schedule B (the “Registration Statement”) filed on the date hereof with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), pursuant to which Israel is registering U.S.$15,000,000,000 aggregate principal or maturity amount of its debt securities (the “Debt Securities”) to be offered and sold from time to time as set forth in the Registration Statement and the prospectus (including any amendments or supplements thereto, the “Prospectus”) contained therein. We are also familiar with (a) the form of underwriting agreement (the “Underwriting Agreement”) previously filed with the Commission and made a part of the Registration Statement, and (b) the form of fiscal agency agreement by and between Israel and Citibank N.A. and the amendments thereto (together with the Underwriting Agreement, the “Agreements”) previously filed with the Commission and made a part of the Registration Statement.

In rendering the opinion contained herein, we have examined originals or copies (certified or otherwise identified to our satisfaction) of certificates of public officials, government documents and records and other certificates and instruments furnished to us, and have made such other investigations, as we have deemed necessary in connection with the opinion set forth herein. In rendering such opinion, we have assumed, without independent investigation or verification of any kind, the genuineness of all signatures, the legal capacity and competency of all natural persons signing all documents, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as copies, the truthfulness, completeness and correctness of all factual representations and statements contained in all documents, the accuracy and completeness of all public records examined by us and the authority of Israel to enter into the Agreements and issue the Debt Securities. In making our examination of documents executed by parties other than Israel, we have assumed that such parties had the power, corporate or other, and authority to enter into and perform all their obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity, binding and enforceable effect thereof. As to any document originally prepared in any language other than English and submitted to us in translation, we have assumed the accuracy of the English translation. We have further assumed that the Debt Securities will be delivered by Israel in accordance with applicable laws and sold as contemplated in the Registration Statement.

This opinion is limited to the federal laws of the United States and the laws of the State of New York, and we do not express any opinion herein concerning the laws of any other jurisdiction. Insofar as the opinion set forth herein relates to matters of the laws of Israel, we have relied upon the opinion of the Legal Advisor to the Ministry of Finance of the State of Israel, a copy of which is being filed as an exhibit to the Registration Statement, and our opinion herein is subject to any and all exceptions and reservations set forth therein.

Based upon and subject to the foregoing, we are of the opinion that when the Debt Securities have been duly authorized, issued and executed by Israel and authenticated, delivered and paid for as contemplated by the Agreements and the Prospectus, the Debt Securities will constitute valid and legally binding obligations of Israel enforceable against Israel in accordance with their terms under the laws of the State of New York.

The foregoing opinions as to enforceability of obligations of Israel is subject to (i) bankruptcy, insolvency, receivership, conservatorship, liquidation, reorganization, fraudulent transfer, moratorium or other laws affecting the enforcement of creditors’ rights generally, and by the application of general principles of equity (whether applied by a court in equity or at law) and the discretion of the court before which any proceedings therefor may be brought (such principles of equity are of general application, and in applying such principles, a court may include a covenant of good faith and fair dealing and apply concepts of reasonableness, mutuality and materiality); (ii) requirements that a judgment for money damages rendered by a court in the United States be expressed only in U.S. dollars; and (iii) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currency or composite currency.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading “Validity of the Debt Securities” in the Prospectus forming a part of the Registration Statement. In giving the foregoing consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

The opinions set forth in this letter are effective as of the date hereof only. We assume no responsibility to update this opinion letter for, or to advise you of, any fact or circumstance occurring, or of which we become aware, subsequent to the date of this opinion letter, including, without limitation, legislative and other changes in the law or changes in circumstances affecting any party.

The opinions expressed above are limited to the matters stated in this opinion letter, and no opinion is implied or may be inferred beyond those expressly stated in this opinion letter.

Very truly yours,

/s/ White & Case LLP